SECURITIES EXCHANGE AGREEMENT
THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is made as of the 6th day of December, 2017 (the “Effective Date”) by and among Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), and BayBridge Capital Fund LP (the “Holder”).

The Holder hereby agrees to surrender its 675 shares of existing and currently outstanding Series J Preferred Stock as listed below (principal amount plus accrued dividends equal to $755,416.67 as of December 6, 2017) issued by Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) (the “Preferred Stock”) in exchange for a Convertible Promissory Note (the “Note”) in the amount of $840,000.00 to be newly issued by the Company pursuant to this Agreement.

The parties to this Agreement intend that the transactions contemplated by this Agreement are such that the offer and exchange of securities by the Company under this Agreement will be exempt from registration under applicable United States securities laws as a result of this exchange offer being undertaken pursuant to Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On the Closing Date, the Company will issue and deliver (or cause to be issued and delivered) Note to the Purchaser. In exchange, the Purchaser will surrender to the Company the Preferred Stock listed below. The Note issued in exchange for the Preferred Stock shall generally be in the form attached hereto as Exhibit A (as appropriate) and otherwise shall be in a form mutually acceptable to the parties.

	# of Shares	Outstanding Principal	Accrued Dividend:	Total	New Note Amount

Series J Preferred Stock (Tranche 3 issued on 9/23/16)	225	$225,000.00	$27,437.50	$252,437.50
Series J Preferred Stock (Tranche 4 issued on 9/30/16)	75	$75,000.00	$9,000.00	$84,000.00
Series J Preferred Stock (Tranche 5 issued on 10/7/2016)	225	$225,000.00	$26,562.50	$251,562.50
Series J Preferred Stock (Tranche 6 issued on 10/14/2017)	150	$150,000.00	$17,416.67	$167,416.67

Total	675	$675,000.00	$80,416.67	$755,416.67	$840,000.00

Date: December 6, 2017

Holder:

BayBridge Capital Fund, LP
/s/ Eric Noveshen
Name: Eric Noveshen
Title: Managing Director

Issuer:

Ascent Solar Technologies, Inc.
/s/ Victor Lee
Name: Victor Lee
Title: President & CEO

Exhibit A

Form of Convertible Promissory Note – 12 month maturity

[See Note dated 12-6-2017]